                                 EXHIBIT 10.9

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                               CREDIT AGREEMENT


                                     Among

                        STANCORP FINANCIAL GROUP, INC.

                                      and

                        U.S. BANK NATIONAL ASSOCIATION


                           Dated as of June 30, 1999


                                 $ 100,000,000



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS...............................    1

 Section 1.1   Defined Terms.............................................    1
 Section 1.2   Accounting Terms and Calculations.........................    8
 Section 1.3   Computation of Time Periods...............................    8
 Section 1.4   Other Definitional Terms..................................    8

ARTICLE II TERMS OF LENDING..............................................    8

 Section 2.1   The Commitment............................................    8
 Section 2.2   Advance Options...........................................    8
 Section 2.3   Borrowing Procedures......................................    9
 Section 2.4   Continuation or Conversion of Loan........................    9
 Section 2.5   The Note..................................................   10
 Section 2.6   Funding Losses............................................   10
 Section 2.7   Letters of Credit.........................................   10

ARTICLE III INTEREST AND FEES............................................   12

 Section 3.1   Interest..................................................   12
 Section 3.2   Facility Fee..............................................   12
 Section 3.3   Computation...............................................   12
 Section 3.4   Payment Dates.............................................   12

ARTICLE IV PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
           OF THE CREDIT AND FUNDING OF THE BANK.........................   13

 Section 4.1   Repayment.................................................   13
 Section 4.2   Prepayments...............................................   13
 Section 4.3   Payments..................................................   13
 Section 4.4   Optional Reduction or Termination of Commitment...........   13

ARTICLE V ADDITIONAL PROVISIONS RELATING TO LOAN AND LETTERS OF CREDIT...   14

 Section 5.1   Increased Costs...........................................   14
 Section 5.2   Deposits Unavailable or Interest Rate Unascertainable or
                Inadequate; Impracticability.............................   15
 Section 5.3   Changes in Law Rendering LIBOR Advances Unlawful..........   15
 Section 5.4   Discretion of the Bank as to Manner of Funding............   16
 Section 5.5   Claims for Increased Costs................................   16

ARTICLE VI CONDITIONS PRECEDENT..........................................   16

 Section 6.1   Conditions of Initial Advance.............................   16
 Section 6.2   Conditions Precedent to all Advances......................   17

ARTICLE VII REPRESENTATIONS AND WARRANTIES...............................   17

 Section 7.1   Organization, Standing, Etc...............................   18
 Section 7.2   Authorization and Validity................................   18
 Section 7.3   No Conflict; No Default...................................   18
 Section 7.4   Government Consent........................................   18
 Section 7.5   Financial Statements and Conditions.......................   19
 Section 7.6   Litigation and Contingent Liabilities.....................   19
 Section 7.7   Compliance................................................   19
 Section 7.8   Environmental, Health and Safety Laws.....................   19
 Section 7.9   ERISA.....................................................   20
 Section 7.10  Regulation U..............................................   20
 Section 7.11  Ownership of Property.....................................   20
 Section 7.12  Taxes.....................................................   20
 Section 7.13  Trademarks, Patents.......................................   21
 Section 7.14  Investments Company Act...................................   21
 Section 7.15  Public Utility Holding Company Act........................   21
 Section 7.16  Subsidiaries..............................................   21
 Section 7.17  Partnerships and Joint Ventures...........................   21
 Section 7.18  Year 2000.................................................   21

ARTICLE VIII AFFIRMATIVE COVENANTS.......................................   22

 Section 8.1   Financial Statements and Reports..........................   22
 Section 8.2   Corporate Existence.......................................   24
 Section 8.3   Insurance.................................................   24
 Section 8.4   Payment of Taxes and Claims...............................   24
 Section 8.5   Inspection................................................   24
 Section 8.6   Maintenance of Properties.................................   25
 Section 8.7   Books and Records.........................................   25
 Section 8.8   Compliance................................................   25
 Section 8.9   ERISA.....................................................   25
 Section 8.10  Environmental Matters.....................................   25

ARTICLE IX NEGATIVE COVENANTS............................................   25

 Section 9.1   Merger....................................................   25
 Section 9.2   Sale of Assets............................................   26

 Section 9.3   Plans.....................................................   26
 Section 9.4   Change in Nature of Business..............................   26
 Section 9.5   Subsidiaries..............................................   26
 Section 9.6   Other Agreements..........................................   26
 Section 9.7   Funded Debt...............................................   27
 Section 9.8   Unconditional Purchase Obligations........................   27
 Section 9.9   Transactions with Related Parties.........................   27
 Section 9.10  Use of Proceeds...........................................   27
 Section 9.11  Borrower's Retained Earnings..............................   27
 Section 9.12  SMI's Tangible Net Worth..................................   27
 Section 9.13  SIC's Claims Paying Ability Rating........................   28

ARTICLE X EVENTS OF DEFAULT AND REMEDIES.................................   28

 Section 10.1  Events of Default.........................................   28
 Section 10.2  Remedies..................................................   29
 Section 10.3  Letters of Credit.........................................   30
 Section 10.4  Offset....................................................   30

ARTICLE XI ARBITRATION...................................................   31

 Section 11.1  Arbitration of Claims.....................................   31
 Section 11.2  Arbitrators...............................................   31
 Section 11.3  Other Remedies............................................   31
 Section 11.4  Non-Waiver; Governing Provision...........................   31

ARTICLE XII MISCELLANEOUS................................................   31

 Section 12.1  Waiver and Amendment......................................   31
 Section 12.2  Amendments, Etc...........................................   32
 Section 12.3  Assignments and Participations............................   32
 Section 12.4  Costs, Expenses and Taxes.................................   34
 Section 12.5  Notices...................................................   34
 Section 12.6  Successors................................................   34
 Section 12.7  Severability..............................................   34
 Section 12.8  Subsidiary References.....................................   35
 Section 12.9  Captions..................................................   35
 Section 12.10 Entire Agreement..........................................   35
 Section 12.11 Counterparts..............................................   35
 Section 12.12 Governing Law.............................................   35
 Section 12.13 Consent to Jurisdiction...................................   35
 Section 12.14 Waiver of Jury Trial......................................   36
 Section 12.15 Disclosure................................................   36

     Section 12.16 Termination of SIC Credit Agreement...................   36

     EXHIBITS:

   Exhibit A:       Promissory Note
   Exhibit B:       Subsidiary Guaranty
   Exhibit C:       Compliance Certificate
   Exhibit D:       Opinion of Counsel to the Borrower
   Exhibit E:       Material Actions, Suits, and Proceedings (Section 7.6)
   Exhibit F:       Material Contingent Liabilities (Section 7.6)
   Exhibit G:       Subsidiaries (Section 7.16)
   Exhibit H:       Partnerships and Joint Ventures (Section 7.17)

                               CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated and effective as of June 30, 1999, is made by and among StanCorp Financial Group, Inc., an Oregon corporation (the "Borrower") and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

     Standard Insurance Company and Bank are parties to an agreement entitled Credit Agreement dated as of March 19, 1999 which provides in part for the extension by Bank to Standard Insurance Company of up to $100,000,000 in credit facilities (the "SIC Credit Agreement").

     Standard Insurance Company, Borrower and Bank, as contemplated by the SIC Credit Agreement, now wish to replace the SIC Credit Agreement with this Agreement.

     Now, therefore, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank agree as follows:

                  ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
                  ---------

      Section 1.1 Defined Terms.
                  -------------

     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     "Advance": The portion of the outstanding Loan bearing interest at an
      -------
identical rate for an identical Interest Period, provided that all Federal Funds Rate Advances shall be deemed a single Advance. An Advance may be a "LIBOR Advance" or "Federal Funds Rate Advance" (each, a "type" of Advance).

     "Adverse Event": The occurrence of any event that could have a material
      -------------
adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as whole, or on the ability of the Borrower to perform its obligations under the Loan Documents.

     "Agreement": This Credit Agreement, as it may be amended, modified,
      ---------
supplemented, restated or replaced from time to time.

     "Applicable Margin": The percentages set forth below, calculated based on
      -----------------
 SIC's Claims Paying Ability Rating:

                                                            Federal Funds Rate
                                                            ------------------
          Rating:                     LIBOR Advances               Advances
          ------                      --------------               --------
     A.M. Best "A" or better
     and Standard and Poor's
     "A+" or better                       0.40%                      0.50%

     A.M. Best less than "A" or
     Standard and Poor's less
     than "A+"                            0.50%                      0.60%

The Applicable Margin shall initially be 0.40% for LIBOR advances and 0.50% for Reference Rate Advances.

     "Business Day": Any day (other than a Saturday, Sunday or legal holiday in
      ------------
the State of Oregon) on which national banks are permitted to be open in Portland, Oregon and, with respect to LIBOR Advances, a day on which dealings in Dollars may be carried on by the Banks in the interbank LIBOR market.

     "Capitalized Lease": Any lease which is or should be capitalized on the
      -----------------
books of the lessee in accordance with GAAP.

     "Claims Paying Ability Rating": SIC's ability to pay claims as determined
      ----------------------------
by the ratings of A.M. Best Company, Inc. and Standard and Poor's Rating Group, or if either or both of such companies cease to provide ratings of SIC's ability to pay claims, the ratings of SIC's ability to pay claims as determined by a substitute rating company or companies of recognized standing selected by Bank. If A.M. Best Company, Inc., Standard and Poor's Rating Group, or other rating companies selected by Bank to determine SIC's ability to pay claims materially change its current or future system of ratings, Bank shall determine the new rating or ratings which most nearly correspond to the ratings set forth herein and shall notify the Borrower of such determination in writing, at which time such determination(s) shall become effective and this Agreement shall be deemed modified to reflect such determination(s).

     "Code": The Internal Revenue Code of 1986, as amended, or any successor
      ----
statute, together with regulations thereunder.

     "Commitment": One hundred million dollars ($100,000,000) as such amount may
      ----------
be reduced from time to time pursuant to Section 4.4 or Section 10.2, or the
                                         -----------    ------------
Bank's commitment to make Loans and issue Letters of Credit hereunder, as the context may require.

     "Compliance Certificate": A certificate in the form of Exhibit C, duly
      ----------------------                                ---------
completed and signed by an authorized officer of the Borrower.

     "Default": Any event which, with the giving of notice to the Borrower or
      -------
lapse of time, or both, would constitute an Event of Default.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended,
      -----
and any successor statute, together with regulations thereunder.

     "ERISA Affiliate": Any trade or business (whether or not incorporated) that
      ---------------
is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Event of Default": Any event described in Section 10.1.
                                                ------------

     "Executive Officer": The chief executive officer, president, chief
      -----------------
financial officer, chief investment officer, a senior vice president or corporate secretary.

     "Federal Funds Rate": The daily opening rate of interest on overnight
      ------------------
federal funds transactions (a) as such rate appears on Dow Jones Page 5 (designated as such) of the on-line service provided by Dow Jones Market Service (formerly known as Telerate Service) or such page as may replace Page 5 of that service for the purpose of displaying opening federal funds rates, or (b) the rate determined by Bank based on such other published service of general application as shall be selected by Bank for such purpose, or (c) if Dow Jones Market Service (formerly known as Telerate Service) or such other service does not report such rates or such rates do not, in the judgment of Bank, accurately reflect the rates of interest applicable to Bank in the relevant markets, the rate shall be determined by Bank based on opening rates of interest offered to Bank for overnight deposits in the federal funds market. If such rate is not provided for any day (e.g., weekend or holiday), such rate for such day shall be the rate for the next preceding day on which such rate was provided.

     "Federal Funds Rate Advance": An Advance designated as such in a notice of
      --------------------------
borrowing under Section 2.3 or a notice of continuation or conversion under
                -----------
Section 2.4.
-----------

     "Federal Reserve Board": The Board of Governors of the Federal Reserve
      ---------------------
System or a successor thereto.

     "Funded Debt": Without duplication, the following obligations, contingent
      -----------
or otherwise, of Borrower and its Subsidiaries (whether or not classified as liabilities upon the obligor's balance sheet, whether originally incurred or later assumed, and whether or not incurred as a general partner or joint venturer of a partnership or joint venture): (a) obligations under this Agreement; (b) Indebtedness for borrowed money; (c) "surplus notes" as set forth in Borrower's financial statements prepared in accordance with NAIC Standards;
(d) any obligations as lessee under any Capitalized Lease or synthetic lease;
(e) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired and whether or not the obligation secured is the obligation of the owner or another party; (f) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others, including agreements to maintain net worth or working capital of, or provide funds to satisfy any other financial test applicable to any other Person; and (g) undertakings or agreements to reimburse or indemnify issuers of letters of credit; but in any event excluding: (v) obligations in which the creditor's only recourse is to the property which secures the obligation; and (w) obligations of partnerships or joint ventures where the recourse of the creditor on the obligation is limited to assets of the partnership or joint venture; (x) obligations arising on account of the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business; (y) obligations of Borrower or any wholly owned Subsidiary to another wholly owned Subsidiary or the Borrower; and (z) extensions, renewals, or refinancings of obligations under paragraphs (v), (w), (x), and (y) so long as such obligations are in an amount not greater than the amount of the obligation being extended, renewed or refinanced.

     "GAAP": Generally accepted accounting principles consistently applied.
      ----

     "Guarantors": SIC and SMI.

     "Guaranty": A guaranty in the form of Exhibit B, duly completed and signed by authorized officers of the Guarantors.

     "Indebtedness": Without duplication, all obligations, contingent or
      -------------
otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services, except Trade Accounts Payable, (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

     "Interest Period" For any LIBOR Advance, the period commencing on the
      ---------------
borrowing date of such LIBOR Advance or the date a Federal Funds Rate Advance is converted into such LIBOR Advance, or the last day of the preceding Interest Period for such LIBOR Advance, as the case may be, and ending on the numerically corresponding day one, two, three, six, or nine months thereafter, as selected by the Borrower pursuant to Section 2.3 or Section 2.4; provided, that:
                            -----------    -----------  ---------

          (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the Termination Date.

     "Letters of Credit": Shall have the meaning set forth in Section 2.7.
      -----------------                                       -----------

     "Letter of Credit Agreements": Shall have the meaning set forth in
      ---------------------------
Section 2.7.
-----------

     "Letter of Credit Obligations": Shall mean the aggregate amount of all
      ----------------------------
possible drawings under all outstanding Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrower under the applicable Letter of Credit Agreement.

     "LIBOR Advance": An Advance designated as such in a notice of borrowing
      -------------
under Section 2.3 or a notice of continuation or conversion under Section 2.4.
      -----------                                                 -----------

     "LIBOR Interbank Rate": The offered rate for deposits in United 5tates
      --------------------
Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%), for delivery of such deposits on the first day of an Interest Period of a LIBOR Advance, for the number of days comprised therein, which appears on Dow Jones Page 3750 as of 11:00 a.m., London time, on the day that is two Banking Days preceding the first day of the Interest Period of such LIBOR Advance or the rate determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose. If Dow Jones Page 3750 or such other service does not report such rates or such rates do not, in the judgment of the Bank, accurately reflect the rates of interest applicable to the Bank in the relevant markets, the rate for such Interest Period shall be determined by the Bank based on rates offered to the Bank for United States Dollar deposits in the interbank LIBOR market. "Dow Jones Page 3750" means the display designated as 3750 on the service provided by Dow Jones Market Service (formerly known as Telerate Service) or such other page as may replace such page of that services for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits.

     "LIBOR Rate (Reserve Adjusted)": A rate per annum (rounded upwards, if
      -----------------------------
necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a LIBOR Advance in accordance with the following formula:

     ERRA      =  LIBOR Interbank Rate
                  --------------------
                       1.00 - ERR

In such formula, "ERR" means "LIBOR Reserve Rate" and "ERRA" means "LIBOR Rate (Reserve Adjusted)", in each instance determined by the Bank for the applicable Interest Period. The Bank's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

     "LIBOR Reserve Rate": A percentage equal to the daily average during such
      -------------------
Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Bank or the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Bank against (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes LIBOR Advances.

     "Lien": Any security interest, mortgage, pledge, lien, hypothecation,
      ----
judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

     "Loan Documents": This Agreement, the Note, the Guaranty, each Letter of
      ---------------
Credit Agreement, and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loan or any collateral for the Loan.

     "NAIC Standards": Accounting standards of the National Association of
      ---------------
Insurance Commissioners for life and health insurers, as such standards may be amended from time to time.

     "Note": A note in the form of Exhibit A, duly completed and signed by
      ----
authorized officer(s) of the Borrower.

     "Payment Date": The Termination Date, or date of any other termination of
      -------------
the Commitment, plus (a) the last day of each Interest Period and, in the case of an Interest Period of more than three months, on the date(s) occurring every three months after the first day of the Interest Period, for each LIBOR Advance;
(b) the last day of each month for each Federal Funds Rate Advance; and (c) the last day of each quarter for any fees including, without limitation, Facility Fees.

     "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to
      ----
Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

     "Person": Any natural person, corporation, partnership, joint venture,
      ------
firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan": An employee benefit plan or other plan, maintained for employees of
      ----
the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or
Section 412 of the Code.

     "Related Party": Any Person (other than a Subsidiary): (a) which directly
      --------------
or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (b) which beneficially owns or holds 5% or more of the equity interest of the Borrower; or (c) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Reportable Event": A reportable event as defined in Section 4043 of ERISA
      -----------------
and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

     "SIC": Standard Insurance Company, a Subsidiary of Borrower.

     "SIC Credit Agreement": A credit agreement entitled Credit Agreement dated as of March 19, 1999 among SIC and Bank.

     "SMI": Standard Mortgage Investors, LLC, a Subsidiary of Borrower.
      ---

     "SREI": Standard Real Estate Investors, LLC, a Subsidiary of Borrower.
      ----

     "Subsidiary": Any Person of which or in which the Borrower or its other
      -----------
Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

     "Tangible Net Worth": As of any date of determination, the sum of the
      -------------------
amounts set forth on the balance sheet of the Borrower on a consolidated or non-consolidated basis (as indicated), as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of the Borrower (excluding treasury stock), less the book value of all assets of the Borrower (and, if consolidated, its Subsidiaries) that would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and unamortized deferred charges.

     "Termination Date": The earliest of (a) the date the Bank demands payment
      -----------------
of the entire balance of the Loan, (b) 364 days after the date of this Agreement, or (c) the date on which the Commitment is terminated pursuant to
Section 4.4 or Section 10.2 hereof.
-------------- ------------

     "Trade Accounts Payable": The trade accounts payable of any Person with a
      -----------------------
maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

     Section 1.2 Accounting Terms and Calculations.

     Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles VIII and IX hereof) shall be made
                                     -------------     --
in accordance with GAAP as in effect on the date of application thereof. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries, as applicable, in accordance with GAAP.

     Section 1.3 Computation of Time Periods.

     In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

     Section 1.4 Other Definitional Terms.

     The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                          ARTICLE II TERMS OF LENDING
                          ----------

     Section 2.1 The Commitment.
                 --------------

     Subject to the terms and conditions hereof and in reliance upon the warranties of the Borrower herein, Bank shall make loans (the "Loan") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of the Loan plus the Letter of Credit Obligations shall not at any time exceed the Commitment.

     Section 2.2 Advance Options.
                 ---------------

     The Loan shall be constituted of LIBOR Advances and Federal Funds Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the total of outstanding LIBOR Advances shall not exceed five
(5) at any one time. Each LIBOR Advance shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 if above such amount. Each Federal Funds Rate Advance shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 if above such amount.

     Section 2.3 Borrowing Procedures.
     --------------------------------

     (a) Request by Borrower Any request by the Borrower for a Loan shall be in
         -------------------
     writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Bank not later than:

               (i) 4:00 p.m., Portland time, on the date of the requested Loan, if the Loan is a Federal Funds Rate Advance; or

               (ii) 12:00 noon, Portland time, two Business days prior to the date of the requested Loan, if the Loan is, or includes, a LIBOR Advance.

     Each request for a Loan shall specify (i) the borrowing date (which shall be a Business Day), (ii) the amount of such Loan and the type or types of Advances comprising such Loan, and (iii) if such Loan includes LIBOR Advances, the initial Interest Periods for such Advances.

     Section 2.4 Continuation or Conversion of Loan.
                 ----------------------------------

     The Borrower may elect to (i) continue any outstanding LIBOR Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (II) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a LIBOR Advance), by giving the Bank notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Bank not later than:

          (a) 4:00 p.m., Portland time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Federal Funds Rate Advance; or

          (b) 12:00 noon, Portland time, two Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a LIBOR Advance.

Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business
Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in
Section 2.2), and (iii) for continuation as, or conversion into, LIBOR
------------
Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each LIBOR Advance shall automatically convert into a Federal Funds Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a LIBOR Advance if the shortest Interest Period for such Advance may not transpire prior to the Termination Date or if a Default or Event of Default shall exist.

     Section 2.5 The Note
                 --------

     The Loan shall be evidenced by the Note in the amount of the Commitment originally in effect and dated as of the date of this Agreement. The Bank shall enter in its records the amount of the Loan and each Advance, the rate of interest borne by each Advance and the payments made on the Loan, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

     Section 2.6 Funding Losses.
                 --------------

     The Borrower will indemnify the Bank upon demand against any loss or expense which the Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under the Note, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to Section 4.2 or 10.2), prepayment or conversion of any LIBOR Advance
            -----------    ----
on a date other than the last day of the Interest Period for such Advance. Determinations by the Bank for purposes of this Section 2.6 of the amount
                                                -----------
required to indemnify the Bank shall be conclusive in the absence of manifest error.

     Section 2.7  Letters of Credit
                  -----------------

     (a) Letters of Credit. Subject to the terms and conditions of this
         -----------------
     Agreement, the Borrower may, in addition to requesting Loans, request that the Bank issue letters of credit for the account of the Borrower, by making such request to the Bank (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the `Letters of Credit'). The Bank may, at its discretion, elect to issue or decline to issue any requested Letter of Credit.

     (b) Additional Provisions. The following additional provisions shall apply
         ---------------------
     to each Letter of
     Credit:

               (i) No Letter of Credit may be issued if after giving effect thereto the Letter of Credit Obligations shall exceed $10,000,000 or if the sum of (a) the outstanding principal amount of the Loan plus
                                                                         ----
          (B) the Letter of Credit Obligations would exceed the Commitment.

               (ii) No Letter of Credit shall be issued on or after the Termination Date. No Letter of Credit shall be issued which expires or which permits presentment of drafts or other documents for payment later than one year after the Termination Date.

               (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Bank shall promptly notify the Borrower as to the amount to be paid as a result of such demand and the payment date.

               (iv) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Bank for any amount paid by the Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in Article VI hereof and to the
                                            ----------
          available Commitment (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Obligation), be made by the making of a Loan.

               (v) The Borrower will pay to Bank a letter of credit fee with respect to each Letter of Credit equal to an amount, calculated on the basis of face amount of each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof at a rate equal to the 0.50% per annum, but in no event less than $350, such fee to be due and payable in advance on the date of the issuance thereof, and shall be adjusted for any cancellation or reduction in the face amount of the Letter of Credit. All fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

               (vi) The issuance by the Bank of each Letter of Credit shall, in addition to the discretionary nature of this facility, be subject to the conditions precedent that the Borrower shall have executed and delivered such applications and other instruments and agreements relating to such Letter of Credit as the Bank shall have reasonably requested and are not inconsistent with the terms of this Agreement (the `Letter of Credit Agreements'). In the event of a conflict between the terms of this Agreement and the terms of any Letter of Credit Agreement (including the charging of any fees other than normal and customary reimbursable expenses), the terms hereof shall control.

     (c) Indemnification: Release. Borrower hereby indemnifies and holds
         ------------------------
harmless the Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which the Bank may incur (or which may be claimed against the Bank by any Person whatsoever), in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to
                            --------
indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by
(i) the willful misconduct or gross negligence of the party seeking indemnification, or (ii) by the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law.

                         ARTICLE III INTEREST AND FEES
                         -----------

     Section 3.1 Interest.
                 --------

          (a) LIBOR Advances. The unpaid principal amount of each LIBOR Advance
              --------------
     shall bear interest prior to maturity at a rate per annum equal to the LIBOR Rate (Reserve Adjusted) in effect for each Interest Period for such LIBOR Advance plus the Applicable Margin.

          (b) Federal Funds Rate Advances. The unpaid principal amount of each
              ---------------------------
     Federal Funds Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Federal Funds Rate plus the Applicable Margin. The interest rate on Advances which bear interest at a rate tied to the Federal Funds Rate shall be determined and adjusted daily.

          (c) Interest After Maturity. Any amount of the Loan not paid when due,
              -----------------------
     whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to 2.00% in excess of the rate applicable to the unpaid principal amount immediately before it became due.

     Section 3.2 Facility Fee.
                 ------------

     On the applicable Payment Date, the Borrower shall pay to the Bank a non-refundable fee (the "Facility Fee") in an amount determined by applying a rate of 0.075% per annum to the daily amount of the Commitment for the quarter then ended.

     Section 3.3 Computation.
                 -----------

     Interest and the Facility Fee shall be computed on the basis of actual days elapsed and a year of 360 days.

     Section 3.4 Payment Dates.
                 -------------

     Accrued interest under Section 3.1 (a), and (b) and Facility Fee under
                            ----------------
Section 3.2 shall be payable on the Payment Dates for the applicable types of
-----------
Advances and for fees. Accrued interest under Section 3.1(c) shall be payable on
                                              -------------
demand.

                                  ARTICLE IV

                PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                     OF THE CREDIT AND FUNDING OF THE BANK

     Section 4.1 Repayment.
                 ---------

     Principal of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable on demand and on any other Termination Date. Any demand for payment shall not require the occurrence of an Event of Default.

     Section 4.2 Prepayments.
                 -----------

     (a) Optional. The Borrower may, upon at least 2 Business Days' prior
         --------
     written or telephonic notice received by the Bank, prepay the Loan, in whole or in part. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $100,000 or an integral multiple thereof.

     (b) Funding Indemnity. All prepayments, whether or not following the
         -----------------
      occurrence of an Event of Default, shall be subject to the provisions of
      Section 2.6 hereof.
      -----------

     Section 4.3 Payments.
                 --------

     Payments and prepayments of principal of, and interest on, the Note and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 4:00 p.m., Portland time, on the dates due at the main office of the Bank in Portland, Oregon. Funds received on any day after such time shall be deemed to have been received on the next Business Day. Subject to the definition of the term "Interest Period", whenever any payment to be made hereunder or on the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

     Section 4.4 Optional Reduction or Termination of Commitment.
                 -----------------------------------------------

     The Borrower may, at any time, upon no less than 5 Business Days prior written or telephonic notice received by the Bank, reduce the Commitment, with any such reduction in a minimum amount of $1,000,000 or an integral multiple thereof. Upon any reduction in the Commitment pursuant to this Section 4.4, the
                                                               -----------
Borrower shall pay to the Bank the amount, if any, by which the unpaid principal amount of outstanding Loan plus the Letter of Credit Obligations exceeds the Commitment as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than five (5) Business Days prior written notice to the Bank, terminate the Commitment in its entirety. Upon termination of the Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of the outstanding Loan, all accrued and unpaid interest thereon, all unpaid Commitment Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Bank hereunder. All payments described in this Section are subject to the provisions of Section 2.6.
                                                           -----------
Notwithstanding the foregoing, the Commitment may not be reduced to an amount below outstanding Letter of Credit Obligations, or terminated, if Letters of Credit are outstanding.

                                   ARTICLE V

         ADDITIONAL PROVISIONS RELATING TO LOAN AND LETTERS OF CREDIT

     Section 5.1  Increased Costs.
                  ---------------

     If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

          (a) any tax, duty or other charge with respect to the Loan, the Note or the Commitment is imposed, modified or deemed applicable, or the basis of taxation of payments to the Bank of interest or principal of the Loan or of the Facility Fees (other than taxes imposed on the overall net income of the Bank is changed;

          (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank is imposed, modified or deemed applicable;

          (c) any increase in the amount of capital required or expected to be maintained by the Bank or any Person controlling the Bank is imposed, modified or deemed applicable; or

          (d) any other condition affecting this Agreement or the Commitment is imposed on the Bank or the relevant funding markets;

and the Bank determines that, by reason thereof, the cost to the Bank of making or maintaining the Loan, issuing or participating in the Letters of Credit or extending the Commitment is increased, or the amount of any sum receivable by the Bank hereunder or under the Note in respect of any Loan or Letters of Credit is reduced;

then, the Borrower shall pay to the Bank upon demand such additional amount or
----
amounts as will compensate the Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that the Bank has not been compensated for such additional cost or reduction in the calculation of the LIBOR Reserve Rate). Determinations by the Bank for purposes of this
Section 5.1 of the additional amounts required to compensate the Bank shall be
-----------
conclusive in the absence of manifest
error. In determining such amounts, the Bank may use any reasonable averaging, attribution and allocation methods.

     Section 5.2    Deposits Unavailable or Interest Rate Unascertainable or
                    --------------------------------------------------------
Inadequate; Impracticability.
----------------------------

     If the Bank in good faith determines (which determination shall be conclusive and binding on the parties hereto) that:

          (a) deposits of the necessary amount for the relevant Interest Period for any LIBOR Advance are not available to the Bank in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period;

          (b) the LIBOR Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Bank of making or funding the LIBOR Advance for a relevant Interest Period; or

          (c) the making or funding of LIBOR Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Bank, materially and adversely affects such Advances or the Bank's Commitment to make such Advances or the relevant market;

     the Bank shall promptly give notice of such determination to the Borrower, and (i) any notice of a new LIBOR Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Federal Funds Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding LIBOR Advances, without premium or penalty, on the last day of the current Interest Period with respect thereto or convert any such LIBOR Advance to a Federal Funds Rate Advance on such last day.

     Section 5.3    Changes in Law Rendering LIBOR Advances Unlawful.
                    ------------------------------------------------

     If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for the Bank to make or fund any LIBOR Advance, the obligation of the Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any LIBOR Advance previously made by it hereunder, the Bank shall, upon the happening of such event, notify the Borrower thereof in writing, and the Borrower shall, at the time notified by the Bank, either convert each such unlawful Advance to a Federal Funds Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of Section 2.6.
                  -----------

     Section 5.4  Discretion of the Bank as to Manner of Funding.
                  -----------------------------------------------

     Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Loan in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Bank had actually funded and maintained each LIBOR Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period (whether or not the Bank shall have granted any participations in such Advances).

     Section 5.5  Claims for Increased Costs.
                  --------------------------

     The Bank shall not be entitled to compensation under this Article V for any increased costs incurred with respect to any date unless the Bank shall have notified the Borrower of such increased costs not more than 180 days after the later of (i) such date and (ii) the date on which the Bank became aware of such increased costs.

                        ARTICLE VI CONDITIONS PRECEDENT
                        ----------

     Section 6.1  Conditions of Initial Advance.
                  -----------------------------

     The obligation of the Bank to make the initial Advance hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in Section 6.2 below, that the Bank
                                             -----------
shall have received all of the following, in form and substance satisfactory to the Bank, each duly executed and certified or dated the date of the initial Loan or such other date as is satisfactory to the Bank:

          (a)  The Note

          (b)  The Guaranty

          (c) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower.

          (d) A copy of the corporate resolutions of the Guarantors authorizing the execution, delivery and performance of the Guaranty, certified by the Secretary or an Assistant Secretary of Guarantors.

          (e) An incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents and to request Loan hereunder, certified by the Secretary or an Assistant Secretary of the Borrower.

          (f) Incumbency certificates showing the names and titles, and bearing the signatures of, the officers of the Guarantors authorized to execute the Guaranty, certified by the Secretary or an Assistant Secretary of the Guarantors.

          (g) A status certificate for the Borrower and each Guarantor in the jurisdiction of its incorporation, certified by the appropriate governmental officials.

          (h) Copies of the Articles or Certificate of Incorporation and the By-Laws of the Borrower and each Guarantor with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower.

          (f) An opinion of counsel to the Borrower, addressed to the Bank, in substantially the form of Exhibit D.
                               ---------

          (h) Payment of the Facility Fees as provided in Section 3.2 and the
                                                          -----------
     expenses of the Bank as provided in Section 12.4 hereof.
                                         ------------

     Section 6.2 Conditions Precedent to all Advances.

     The obligation of the Bank to make any Advance hereunder (including the initial Advance) shall be subject to the satisfaction of the following conditions precedent (and each request for an Advance shall be deemed a representation and warranty by the Borrower that the following have been satisfied):

          (a) Before and after giving effect to such Advance, the representation and warranties contained in Article VII shall be true and correct in all
                                 -----------
     material respects, as though made on the date of such Advance (except to the extent such representation or warranty expressly relates to an earlier date.

          (b) Before and after giving effect to such Advance, no Default or Event of Default shall have occurred and be continuing.

                  ARTICLE VII REPRESENTATIONS AND WARRANTIES
                  -----------

     To induce the Bank to enter into this Agreement, and to make the Loan and issue Letters of Credit hereunder, the Borrower represents and warrants to the
Bank:

     Section 7.1 Organization, Standing, Etc.
                 ---------------------------

     The Borrower and each of the corporate Subsidiaries are corporations duly incorporated and validly existing and if applicable in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted, to enter into the Loan Documents and to perform its obligations under the Loan Documents. The Borrower and each of the Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the failure to qualify could reasonably be expected to have an Adverse Effect.

     Section 7.2  Authorization and Validity.
                  --------------------------

     The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

     Section 7.3  No Conflict; No Default.
                  -----------------------

     The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could reasonably be expected to result in an Adverse Event.

     Section 7.4  Government Consent.
                  ------------------

     No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

     Section 7.5  Financial Statements and Condition.
                  ----------------------------------

     The Borrower's audited consolidated and consolidating financial statements and its unaudited consolidated and consolidating financial statements as heretofore furnished to the Bank have been prepared in accordance with GAAP or in accordance with NAIC Standards on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended, subject, in the case of interim financial statements, to the absence of footnotes and year-end adjustments. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the Note thereto. Since the dates of the most recent of such financial statements, no Adverse Event has occurred.

     Section 7.6  Litigation and Contingent Liabilities.
                  -------------------------------------

     Except as described in Exhibit E, there are no actions, suits or
                            ---------
proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or any Subsidiary, could reasonably be expected to result in an Adverse Event. Except as described in Exhibit F, neither the Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries as a consolidated enterprise.

     Section 7.7  Compliance.
                  ----------

     The Borrower and the Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them.

     Section 7.8  Environmental, Health and Safety Laws.
                  -------------------------------------

     There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or could reasonably be expected to impose a material liability on the Borrower or a Subsidiary or which would or could reasonably be expected to require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could reasonably be expected to result in an Adverse Event.

     Section 7.9   ERISA
                   -----

     Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

     Section 7.10  Regulation U.
                   ------------

     Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the Loan will be used to purchase or carry margin stock or for any other purpose which would violate any of the margin requirements of the Board of Governors of the Federal Reserve System.

     Section 7.11  Ownership of Property.
                   ---------------------

     Each of the Borrower and the Subsidiaries has good and marketable title to its real properties and good and sufficient title to or right to use its other properties, including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the audited financial statement of the Borrower referred to in Section 7.5 (other than property disposed of since the date of
               -----------
such financial statement in the ordinary course of business).

     Section 7.12  Taxes.
                   -----

     Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate

     Section 7.13  Trademarks, Patents.
                   -------------------

     Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs which are material to the conduct of its business, without known conflict with the rights of others.

     Section 7.14  Investment Company Act.
                   ----------------------

     Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.15  Public Utility Holding Company Act.
                   ----------------------------------

     Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.16  Subsidiaries.
                   ------------

     Exhibit G sets forth as of the date of this Agreement a list of all
     ---------
Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary.

     Section 7.17  Partnerships and Joint Ventures.
                   -------------------------------

     Exhibit H sets forth as of the date of this Agreement a list of all
     ---------
partnerships or joint ventures in which the Borrower or any Subsidiary is a partner (limited or general) or joint venturer.

     Section 7.18  Year 2000.
                   ---------

     Borrower has reviewed and assessed its and its Subsidiaries business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower and its Subsidiaries, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1,
2000). Borrower and its Subsidiaries are in the process of implementing a plan to remediate year 2000 problems and will complete implementation of such plan with respect to any material year 2000 problems, and testing thereof, by September 30, 1999. Borrower believes the year 2000 problem will not result in an Adverse Event. Borrower warrants this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any Loan or the issuance of any Letter of Credit or delivers any information to Bank.

                      ARTICLE VIII AFFIRMATIVE COVENANTS
                      ------------

     From the date of this Agreement and thereafter until the Loan and all other liabilities and obligations of the Borrower to the Bank hereunder and under the Note have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will do, and will cause each Subsidiary (except in the instance of Section 8.1) to do, all of the following:
                   -----------

     Section 8.1 Financial Statements and Reports.
                 --------------------------------

     Furnish to Bank:

          (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the consolidated annual audit reports of the Borrower (and its Subsidiaries) prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants, and a statement by the accounting firm performing such audit stating that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

          (b) As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the unaudited annual financial statements of SIC prepared in conformity with NAIC Standards and the unaudited annual financial statements of SMI and SREI prepared in conformity with GAAP, each certified by the Borrower's chief financial officer or controller, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity, and a balance sheet as at the end of such year setting forth in each case in comparative form corresponding figures from the previous annual financial statements.

          (c) As soon as available and in any event within 45 days after the end of the first three fiscal quarters of each fiscal year of Borrower, the unaudited financial statements of SIC prepared in conformity with NAIC Standards and the unaudited financial statements of SMI and SREI prepared in conformity with GAAP (except for the absence of footnotes and subject to year-end audit adjustments), each certified by the Borrower's chief financial officer or controller, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a balance sheet as at the end of such quarter.

          (d) Together with the financial statements furnished by the Borrower under Sections 8. 1 (a) and 8.1 (c), a Compliance Certificate in
           ----------- -----     -------
     substantially the form of Exhibit C signed by the chief financial officer or controller of the Borrower.

          (e) As soon as available and in any event within 30 days after the end of each month, Borrower's internal Monthly Investment Division Report describing investments and returns on investments made by Borrower and its Subsidiaries, as such report may be amended or modified from time to time, signed by Borrower's chief financial officer or controller.

          (f) Immediately upon an Executive Officer of Borrower becoming aware thereof, notice of any change in SIC's Claims Paying Ability Rating.

          (g) Immediately upon an Executive Officer of Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

          (h) Immediately upon an Executive Officer of Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in
     Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

          (i) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's stockholders, and copies of all registration statements, periodic reports and other documents filed by Borrower or any of its Subsidiaries with the Securities and Exchange Commission and Oregon Department of Consumer and Business Services (and any successor to either entity).

          (j) Immediately upon an Executive Officer of Borrower becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding, or the rendering of a judgment or decision in such litigation or proceeding, which could reasonably be expected to result in an Adverse Event, and the steps being taken by the Person(s) affected by such proceeding.

          (k) Immediately upon an Executive Officer of Borrower becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could reasonably be expected to result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or reasonably could be expected to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

          (l) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request, including information regarding Borrower's response to the "year 2000 problem".

     Section 8.2  Corporate Existence.
                  -------------------

     Subject to Section 9.1 in the instance of Borrower and each Subsidiary,
                -----------
maintain its corporate existence under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the failure to qualify could reasonably be expected to Adverse an Adverse Effect.

     Section 8.3  Insurance.
                  ---------

     Maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

     Section 8.4  Payment of Taxes and Claims.
                  ---------------------------

     File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing
                                                    --------
items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

     Section 8.5  Inspection.
                  ----------

     Permit any Person designated by the Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Bank may designate.

Section 8.6 Maintenance of Properties.
            -------------------------

     Maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 8.7  Books and Records.
                  -----------------

     Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 8.8  Compliance.
                  ----------

     Comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     Section 8.9  ERISA.
                  -----

     Maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

     Section 8.10 Environmental Matters.
                  ---------------------

     Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

                         ARTICLE IX NEGATIVE COVENANTS
                         ----------

     From the date of this Agreement and thereafter until the Loan and all other liabilities and obligations of the Borrower to the Bank hereunder and under the Note have been paid in full, unless the Bank shall otherwise expressly consent in writing, the Borrower will not, and will not permit any Subsidiary to, do any of the following:

     Section 9.1  Merger.
                  ------

     Merge or consolidate or enter into any analogous reorganization or transaction with any Person; provided, however, (a) any wholly-owned Subsidiary
                             --------- -------
(except SIC) may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or SIC (if SIC is the surviving corporation) or any other wholly-owned Subsidiary; and (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as (i) (A) the Borrower or such Subsidiary shall be the continuing or surviving Person or (B) in the case of a merger with a Subsidiary, the acquired Person is, as a result of the merger transaction, a wholly owned Subsidiary of the Borrower, and (ii) immediately before and after giving effect to such merger, there shall be no Default or Event of Default.

     Section 9.2 Sale of Assets.
                 --------------

     Sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales or other transfers by a wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary.

     Section 9.3 Plans.
                 -----

     Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in
Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Subsidiary.

     Section 9.4 Change in Nature of Business.
                 ----------------------------

     Make any material change in the nature of the business of the Borrower and its Subsidiaries, taken as a whole, carried on at the date hereof.

     Section 9.5 Subsidiaries.
                 ------------

     Take any action or permit any Subsidiary to take any action, which would result in either (a) Borrower's direct or indirect ownership interest in SIC or SMI to be less than 100%, or (b) the Borrower's or the Subsidiary's direct ownership interest in any other Subsidiary now owned or hereafter acquired to be less than 50%.

     Section 9.6 Other Agreements.
                 ----------------

     Enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would: (a) prohibit the Borrower or any Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Bank any Lien on any assets or properties of the Borrower or such Subsidiary (other than prohibitions or limitations (i) existing on the date of this Agreement, (ii) affecting the assets of any Person acquired after the date of this Agreement, and existing on the date of the acquisition of the Person, (iii) existing under, or by reason of, applicable law, or (iv) constituting an encumbrance or restriction on any property or assets in an agreement relating to the acquisition of such property or asset that is otherwise permitted by the terms of this Agreement; or (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents.

     Section 9.7   Funded Debt.
                   -----------

     Incur, create, issue, assume or suffer to exist Funded Debt in excess of $150,000,000 outstanding at any time.

     Section 9.8   Unconditional Purchase Obligations.
                   ----------------------------------

     Enter into or be a party to any contract for the purchase or lease of materials, supplies or other property or services involving payments of more than $5,000,000 if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     Section 9.9   Transactions with Related Parties.
                   ---------------------------------

     Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

     Section 9.10  Use of Proceeds.
                   ---------------

     Permit any proceeds of the Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying any margin stock" within the meaning of Regulation U of the Federal Reserve Board, as amended from time to time, and furnish to the Bank, upon its request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

     Section 9.11  Borrower's Equity.
                   -----------------

     Permit the stockholder's equity of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP as of the last day of any fiscal quarter to be less than $650,000,000, but excluding the effect of net unrealized gains and losses included in or excluded from stockholder's equity on account of Statement No. 115 of the Financial Accounting Standards Board and similar accounting rules.

     Section 9.12  SMI's Tangible Net Worth.
                   ------------------------

     Permit the Tangible Net Worth of SMI as of the last day of any fiscal quarter to be less than $5,000,000.

     Section 9.13  SIC's Claims Paying Ability Rating.
                         ----------------------------

     Cause SIC to maintain a Claims Paying Ability Rating from A.M. Best of A-or better and maintain a Claims Paying Ability Rating from Standard and Poor's of A or better.

                   ARTICLE X EVENTS OF DEFAULT AND REMEDIES
                   ---------

     Section 10.1  Events of Default.
                   -----------------

     The occurrence of any one or more of the following events shall constitute an Event of Default:

          (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal or any payment of interest on the Note or any fee or other amount required to be made to the Bank pursuant to the Loan Documents within three business days of the due date thereof;

          (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary in the Loan Documents or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Bank pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been slated or certified;

          (c) The Borrower shall fail to comply with Section 8.2 hereof or any
                                                     -----------
     Section of Article IX hereof;
                ----------

          (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents except the inadvertent failure to list less than $500,000 in contingent obligations in a Compliance Certificate required by Section 8.1(d) (and such failure shall
                                          -------------
     not constitute an Event of Default under any of the other provisions of this Section 10.1) and such failure to comply shall continue for 30
          ------------
     calendar days after notice thereof to the Borrower by the Bank;

          (e) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 45 days;

          (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or a Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 45 days, or an order for relief shall have been entered against the Borrower or such Subsidiary, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Subsidiary and, if instituted against the Borrower or such Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 45 days undismissed, or the Borrower or any Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

          (h) A judgment or judgments for the payment of money in excess of the sum of $5,000,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (i) The institution by the Borrower, any ERISA Affiliate or the PBGC of steps to terminate any Plan other than a termination under Section 4041(b) of ERISA by the Borrower or ERISA Affiliate;

          (j) The maturity of any Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

          (k) Either SIC or SMI shall cease to be a wholly owned Subsidiary of Borrower.

     Section 10.2 Remedies.
                  --------

     If (a) any Event of Default described in Sections 10.1 (e), (f) or (g)
                                              -----------------
shall occur with respect to the Borrower, the Commitment shall automatically terminate and the outstanding unpaid principal balance of the Note, the accrued interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may take any or all of the following actions: (i) declare the Commitment terminated, whereupon the Commitment shall terminate, (ii) declare that the outstanding unpaid principal balance of the Note, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Bank under the Loan Documents to be forthwith due and payable, whereupon the Note, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding, (iii) exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Bank, and (iv) enforce all rights and remedies under any applicable law.

     Section 10.3 Letters of Credit.
                  -----------------

     In addition to the foregoing remedies, if any Event of Default described in Section 10.1(e), (f) or (g) shall have occurred, or if any other Event of
    ---------------
Default shall have occurred and the Bank shall have declared that the principal balance of the Note is due and payable, the Borrower shall pay to the Bank an amount equal to the all Letter of Credit Obligations. Such payment shall be in immediately available funds or in similar cash collateral acceptable to the Bank and shall be pledged to the Bank. Such amount shall be held by the Bank in a cash collateral account until the outstanding Letters of Credit are terminated without payment or are paid and Letter of Credit Obligations with respect thereto are payable. In the event the Borrower defaults in the payment of any Letter of Credit Obligations, the proceeds of the cash collateral account shall be applied to the payment thereof. The Borrower acknowledges and agrees that the Bank would not have an adequate remedy at law for failure by the Borrower to pay immediately to the Bank the amount provided under this Section 10.3, and that
                                                       ------------
the Bank shall have the right to require the Borrower to perform specifically such undertaking whether or not any of the Letter of Credit Obligations are due and payable. Upon the failure of the Borrower to make any payment required under this Section, the Bank may proceed to use all remedies available at law or equity to enforce the obligation of the Borrower to pay or reimburse the Bank. The balance of any payment due under this Section shall bear interest payable on demand until paid in full at a per annum rate equal to the Federal Funds Rate plus 3.00%.

     Section 10.4 Offset.
                  ------

     In addition to the remedies set forth in Section 10.2, upon the occurrence
                                              ------------
of any Event of Default or at any time thereafter while such Event of Default continues, the Bank may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with the Bank, or any obligations of the Bank against the Indebtedness then owed by the Borrower to such Bank.

                            ARTICLE XI ARBITRATION


     Section 11.1  Arbitration of Claims.
                   ---------------------

     Notwithstanding Sections 12.13 and 12.14 of this Agreement, Borrower, any
                     ------------------------
Guarantor or Bank may require that any and all disputes, claims, counterclaims, and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this Agreement, the Loan, any of the Loan Documents, or any transaction of which this Agreement is a part (each a "Credit"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Credit, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of the Borrower or Guarantor) would be to materially impair the Bank's ability to realize on any collateral securing the Credit.

     Section 11.2  Arbitrators.
                   -----------

     If each party's Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's claim is $100,000 or more three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in and enforced by any court with jurisdiction.

     Section 11.3  Other Remedies.
                   --------------

     Each party has the right before, during, and after any arbitration to exercise any number of the following remedies, in any order or concurrently; (a) setoff; (b) self-help repossession; (c) judicial or non-judicial foreclosure against real or personal property collateral; and (d) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

     Section 11.4  Non-Waiver; Governing Provision.
                   -------------------------------

     The institution of any judicial proceeding relating to any Credit shall not be a waiver of the right to submit any Claim to arbitration. The provision of this Article shall govern the arbitration of all matters described herein notwithstanding any contrary provision of any Note or any Loan Document.

                           ARTICLE XII MISCELLANEOUS

     Section 12.1  Waiver and Amendment.
                   --------------------

     No failure on the part of the Bank to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Bank hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the Note shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Bank or the holder of the Note to any other or further action in any circumstances without notice or demand. Borrower and SIC hereby waive and discharge any and all defenses, claims, counterclaims and offsets which either or both may have against Bank and which have arisen or accrued through the date of this Agreement.

     Section 12.2  Amendments, Etc.
                   ---------------

     No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     Section 12.3  Assignments and Participations.
                   ------------------------------

          (a)  Assignments. With the prior written consent of the Borrower, the
               -----------
     Bank shall have the right, subject to the further provisions of this
     Section 12.3, to sell or assign all or any part of the Loan, Note, and
     ------------
     other rights and obligations under this Agreement and related documents (such transfer, and "Assignment") to any commercial lender, other financial institution or other entity (an "Assignee"). Upon such Assignment becoming effective as provided in Section 12.3(b), the Bank shall be relieved from
                              ---------------
     its obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have the rights and obligations of the Bank hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Borrower and the Bank, each Assignment shall be in the initial principal amount of not less than $10,000,000 in the aggregate for all Loan and Commitments assigned, or an integral multiple of $10,000,000 if above such amount. Each Assignment shall be documented by an agreement between the Bank and the Assignee (an "Assignment and Assumption Agreement") in form and substance satisfactory to the Bank.

          (b)  Effectiveness of Assignments. An Assignment shall become
               ----------------------------
     effective hereunder when the Borrower shall have been given notice of the Assignment. Upon the Assignment becoming effective, if requested by the Bank, the Borrower shall make appropriate arrangements so that a new Note is issued to the Bank and the Assignee.

          (c)  Participations. With the prior written consent of the Borrower,
               --------------
     the Bank shall have the right, subject to the further provisions of this
     Section 12.3, to grant or sell a participation in all or any part of the
     ------------
     Loan and Note (a "Participation") to any commercial lender, other financial institution or other entity (a "Participant"). The Borrower agrees that if amounts outstanding under this Agreement and the Note are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its Participation in amounts owing under this Agreement and any Note to the same extent as if the amount of its Participation were owing directly to it as a Bank under this Agreement or the Note. The Borrower also agrees that each Participant shall be entitled to the benefits of Article V with
                                                           ---------
     respect to its Participation, provided, that no Participant shall be entitled to receive and greater amount pursuant to such Sections than the transferor Bank would have been entitled to receive in respect of the amount of the Participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (d)  Limitation of Rights of any Assignee or Participant.
               ---------------------------------------------------
     Notwithstanding anything in the foregoing to the contrary, except in the instance of an Assignment that has become effective as provided in Section
                                                                        -------
     12.3(b), (i) no Assignee or Participant shall have any direct rights
     -------
     hereunder, (ii) the Borrower shall deal solely with the Bank and shall not be obligated to extend any rights or make any payment to, or seek any consent of the Assignee or Participant, (iii) no Assignment or Participation shall relieve the Bank from any of its other obligations hereunder and the Bank shall remain solely responsible for the performance hereof, the (iv) no Assignee or Participant shall be entitled to require the Bank to take or omit to take any action hereunder, except that the Bank may agree with such Assignee or Participant that the Bank will not, without such Assignee's or Participant's consent, take any action which would, in the case of any principal, interest or fee in which the Assignee or Participant has an ownership or beneficial interest: (w) extend the final maturity of the Loan or extend the Termination Date, (x) reduce the interest rate on the Loan, or (y) forgive any principal of, or interest on, the Loan or any fees.

          (e)  Tax Matters. The Bank shall not be permitted to enter into any
               -----------
     Assignment or Participation with any Assignee or Participant who is not a United States Person unless such Assignee or Participant represents and warrants to such Bank that, as at the date of such Assignment or Participation, it is entitled to receive interest payments without withholding or deduction of any taxes and such Assignee or Participant executes and delivers to the Bank on or before the date of execution and delivery of documentation of such Participation or Assignment, a United States Internal Revenue Service Form 1001 or 4224, or any successor to either of such forms, as appropriate, properly completed and claiming complete exemption from withholding and deduction of all Federal Income Taxes. A "United States Person" means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision hereof or any estate or trust, in each case that is not subject to withholding of United States Federal income taxes or other taxes on payment of interest, principal of fees hereunder.

          (f)  Information. The Bank may furnish any information concerning the
               -----------
     Borrower in the possession of such Bank from time to time to Assignees and Participants and potential Assignees and Participants.

          (g)  Federal Reserve Bank. Nothing herein stated shall limit the right
               --------------------
     of the Bank to assign any interest herein and in the Note to a Federal Reserve Bank.

     Section 12.4  Costs, Expenses and Taxes.
                   -------------------------

     The Borrower agrees, whether or not any Loan is made hereunder, to pay on demand all costs and expenses of the following persons (including the reasonable fees and expenses of counsel and paralegals for such persons who may be employees of such persons), incurred in connection with the following matters:
(i) the Bank in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof and (ii) the Bank in connection with the enforcement of the Loan Documents. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to indemnify and hold the Bank harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making the Loan or disbursing the proceeds thereof. The obligations of the Borrower under this Section 13.4 shall survive any termination of this Agreement.
           ------------

     Section 12.5  Notices.
                   -------

     Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or upon receipt if mailed; provided, however, that any notice to the Bank under Article II hereof
        --------  -------                                    ----------
shall be deemed to have been given only when received by the Bank.

     Section 12.6  Successors.
                   ----------

     This Agreement shall be binding upon the Borrower and the Bank and their respective successors and permitted assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and permitted assigns of the Bank. The Borrower shall not assign its rights or duties hereunder without the written consent of the Bank, except as expressly permitted herein.

     Section 12.7  Severability.
                   ------------

     Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 12.8   Subsidiary Reference
                    --------------------

     The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

     Section 12.9   Captions.
                    --------
     The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 12.10  Entire Agreement.
                    ----------------

     The Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 12.11  Counterparts.
                    ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 12.12  Governing Law.
                    -------------

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OREGON, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLE THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANK.

     Section 12.13  Consent to Jurisdiction.
                    -----------------------
     WITHOUT LIMITING ARTICLE XI, AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR OREGON STATE COURT SITTING IN PORTLAND, OREGON; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY AND INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 12.14  Waiver of Jury Trail.
                    --------------------

     WITHOUT LIMITING ARTICLE XI, THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 12.15  Disclosure.
                    -----------

          Under Oregon law, most agreements, promises and commitments made by
          -------------------------------------------------------------------
lenders after October 3, 1989, concerning loans and other credit extensions
---------------------------------------------------------------------------
which are not for personal, family or household purposes or secured solely by
-----------------------------------------------------------------------------
the borrower's residence must be in writing, express consideration and be signed
--------------------------------------------------------------------------------
by the lender to be enforceable.
-------------------------------


     Section 12.16  Termination of SIC Credit Agreement.
                    -----------------------------------

          The SIC Credit Agreement is hereby terminated. SIC and Bank affirm that there are no outstanding Advances or Letter of Credit Obligations under the SIC Credit Agreement. Bank hereby waives prior written notice of termination of the commitment under Section 4.4 of the SIC Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                              STANCORP FINANCIAL GROUP, INC.

                              By: /s/ Patricia J. Brown
                                 ----------------------------

                              Title: AVP & Controller
                                    -------------------------

                              1100 SW Sixth Avenue
                              Portland, OR 97304-1093
                              Attention: Eric E. Parsons
                              Telephone: (503) 321-8616
                              Fax: (503) 321-7935

                              STANDARD INSURANCE COMPANY

                              By: /s/ Patricia J. Brown
                                 ----------------------------------
                              Title: AVP, Controller and Treasurer
                                    -------------------------------
                              1100 SW Sixth Avenue
                              Portland, OR 97304-1093
                              Attention: Eric E. Parsons
                              Telephone: (503) 321-8616
                              Fax: (503) 321-7935


                              U.S. BANK NATIONAL ASSOCIATION

                              By: /s/ Jennifer L. Briglia
                                 ----------------------------------
                                 Vice President

                              Oregon Corporate Banking
                              4th Floor
                              111 SW Fifth Avenue
                              Portland, OR 97204
                              Attention: Jennifer Briglia
                              Telephone: (503) 275-6991
                              Fax: (503) 275-5415

                                   EXHIBIT A

                                PROMISSORY NOTE

$ 100,000,000                                                    June 30, 1999

     FOR VALUE RECEIVED, the undersigned StanCorp Financial Group, Inc., an Oregon corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00), or if less, the then unpaid principal amount of the Loan (as such terms are defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the Bank's office at Corporate Loan Servicing (PL-7), 111 SW Fifth Avenue,
                     -----------------------------------------------------
Portland, Oregon 97204, or at such other place as may be designated by the Bank
----------------------
to the Borrower in writing.

     This Note is the Note referred to in, and evidences indebtedness incurred under, a Credit Agreement dated as of June 30, 1999 (herein, as it may be
                                      -------------
amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower arid the Bank to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

     This Note is made under and governed by the internal laws of the State of Oregon.

                                   STANCORP FINANCIAL GROUP, INC.

                                   By:___________________________________

                                   Title:________________________________

                                   EXHIBIT B
                              SUBSIDIARY GUARANTY


     GUARANTY, dated as of June 30, 1999 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each, a "Guarantor" and, collectively, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                                  WITNESSETH:

     WHEREAS, StanCorp Financial Group, Inc. (the "Borrower") and U.S. Bank National Association (the "Bank"), have entered into a Credit Agreement, dated as of June 30, 1999 providing for the making of Loans and the issuance of Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced or supplemented from time to time, and including any agreement extending the maturity of, refinancing or restructuring all or any portion of the Indebtedness under such agreement or any successor agreement).

     WHEREAS, each Guarantor is a Subsidiary of the Borrower and each Guarantor and the Borrower are operated as one consolidated business entity and are directly dependent upon each other for and in connection with their respective financial resources;

     WHEREAS, it is a condition to the making of Loans and the issuance of Letters of Credit under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

     WHEREAS, each Guarantor will obtain direct and indirect economic, financial and other benefits from the incurrence of Loans by the Borrower and the issuance of Letters of Credit under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Bank to make Loans and issue Letters of Credit for the account of the Borrower;

     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Bank and hereby covenants and agrees with the Bank as follows:

     1. As used herein, the term "Guaranteed Obligations" means (x) the principal of and interest on the Note issued by, and the Loan made to, the Borrower under the Credit Agreement and all Letter of Credit Obligations and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Bank under the Credit Agreement (including, without limitation, indemnities, fees and interest thereon) whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Loan Document and the due performance and compliance with the terms of the Loan Documents by the Borrower.

     2. Notwithstanding any other term or provision of this Guaranty, the liability of (a) Standard Insurance Company hereunder shall be limited to the amount of Guaranteed Obligations in existence on the date an Event of Default occurs which is not subsequently cured, less twenty million dollars ($20,000,000), plus interest thereon from such date until paid at the highest rate of interest which any outstanding Advance under the Note bears, as such rate may vary from time to time, and (b) Standard Mortgage Investors, LLC hereunder shall be unlimited.

     3. Each Guarantor, jointly and severally, irrevocably and unconditionally guarantees to the Bank the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations to the extent provided herein. Each Guarantor understands, agrees and confirms that the Bank may enforce this Guaranty against each Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

     4. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees to the extent provided herein the payment of any and all Guaranteed Obligations of the Borrower to the Bank whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of an Event of Default, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Bank, on order, or on demand, in lawful money of the United States.

     5. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any termination of, or increase, decrease or charge in, personnel by the Borrower or (e) any payment made to Bank on the Guaranteed Obligations which Bank repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     6. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any' other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

     7. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Bank against, and any other notice to, any party liable thereon (including such Guarantor or any other Guarantor or guarantor or the Borrower).

     8. Bank may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

          (b) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

          (c) exercise or refrain from exercising any rights against the Borrower, any Guarantor or others or otherwise act or refrain from acting;

          (d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower;

          (e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Bank regardless of what liabilities or the Borrower remain unpaid;

          (f) consent to or waive any breach of, or any act, omission or default under the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement the Loan Documents or any of such other instruments or agreements; and/or

          (g) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

     9. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

     10. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which the Bank would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of Bank to any other or further action in any circumstances without notice or demand. It is not necessary for Bank to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     11. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Bank; and such indebtedness of the Borrower to any Guarantor, if the Bank, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Bank and be paid over to the Bank on account of the indebtedness of the Borrower to the Bank, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Bank that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

     12. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Bank to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Bank's power whatsoever. Each Guarantor waives any (to the fullest extent permitted by applicable law) defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Bank may, at its election, foreclose on any security held by the Bank by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Bank may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid In full. Each Guarantor waives any defense arising out of any such election by the Bank, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

          (b) Each Guarantor waives (to the fullest extent permitted by applicable law) all presentments, demands for performance, protests and notices, including, withoutout limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Bank shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

     13. In order to induce the Bank to make Loans and issue Letters of Credit pursuant to the Credit Agreement, each Guarantor represents, warrants and covenants that:

          (a) Such Guarantor and each of its Subsidiaries (i) is a duly organized and validly existing corporation and is (if applicable) in good standing under the laws of the jurisdiction of its organization, and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except for failures to be so qualified which, individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Guarantor or such Guarantor and its Subsidiaries taken as a whole.

          (b) Such Guarantor has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and each other Loan Document to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Loan Document. Such Guarantor has duly executed and delivered this Guaranty and each other Loan Document to which it is a party and each such Loan Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Loan Document to which it is a party, nor compliance by it with the terms and provisions hereof or thereof (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than in favor of the Bank) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or other instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the articles or certificate of incorporation or by-laws or other governing instrument) of such Guarantor or any of its Subsidiaries.

          (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the initial Advance and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Loan Document to which such Guarantor is a party, or
     (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Loan Document to which such Guarantor is a party.

          (e) There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened (i) with respect to this Guaranty, (ii) with respect to any Indebtedness of the Guarantor or any of its Subsidiaries, (iii) that could reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Guarantor or such Guarantor and its Subsidiaries taken as a whole, or (iv) that could have a material adverse effect on the rights or remedies of the Bank or on the ability of such Guarantor to perform its respective obligations to the Bank hereunder and under the other Loan Documents to which it is a party.

     14. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Commitment and when no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

     15. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Bank in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by the Bank at trial and on appeal).

     16. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.

     17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and the Bank.

     18. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Loan Documents has been made available to its principal executive officers and such officers are familiar with the contents thereof.

     19. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement continuing after any applicable grace period and shall in any event, include, without limitation, any payment default on any of the Guaranteed Obligations after giving effect to any grace period applicable thereto), the Bank is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by the Bank to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to the Bank under this Guaranty, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

     20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at
(i) in the case of the Bank, as provided in the Credit Agreement, and (ii) in the case of any Guarantor, at its address set forth opposite its signature below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

     21. If claim is ever made upon the Bank for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and the Bank repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by the Bank with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, nothwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

     22. Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by the Borrower or other Persons liable in respect of the Guaranteed Obligations (including any Guarantor), with respect to any of the Guaranteed Obligations shall, if the statute of limitations in favor of any Guarantor against the Bank shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     23. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF OREGON. Any legal action or proceeding with respect to this Guaranty or any other Loan Document to which such Guarantor is a party may be brought in the courts of the State of Oregon or of the United States of America for the District of Oregon, and by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Loan Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor.

          (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

     24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     25. Guarantor or Bank may require that any and all disputes, claims, counterclaims, and defenses including those based on or arising from any alleged torts relating in any way to this Guaranty be settled by binding arbitration in accordance with Article XI of the Credit Agreement.

     26. WITHOUT LIMITING PARAGRAPH 25 ABOVE, EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     27. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

     28. (a) It is the desire and intent of each Guarantor and the Bank that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

          (b) If, however, and to the extent, that the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor (but not the Guaranteed Obligations of any other Guarantor unless such other Guarantor or Guarantors are individually subject to the circumstances covered by this Section 28) shall be deemed to be reduced and the affected Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

     29. If litigation or arbitration is commenced to enforce or construe any term of this Guaranty, the prevailing party shall be entitled to recover from the other party all costs thereof, including but not limited to such sums as the court or arbitrator(s) may adjudge reasonable as attorney fees at trial, in any appellate proceeding, proceeding under the bankruptcy code or receivership and post-judgment attorney fees incurred in enforcing any judgment.

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

STANDARD INSURANCE COMPANY

By:____________________________________

Title:_________________________________

Address: 1100 SW Sixth Avenue
       Portland, OR 97304-1093
Telephone: (503) 321-8616
Fax: (503) 321-7935



STANDARD MORTGAGE INVESTORS, LLC

By:____________________________________

Title:_________________________________

Address: 1100 SW Sixth Avenue
       Portland, OR 97304-1093
Telephone: (503) 321-8616
Fax: (503) 321-7935



ACCEPTED AND AGREED TO:

U.S. BANK NATIONAL ASSOCIATION

By:____________________________________

Title:_________________________________

                                   EXHIBIT C

                             Compliance Certificate

     This Compliance Certificate is executed and delivered by StanCorp Financial Group, Inc. ("Borrower") to U.S. Bank National Association ("Bank") pursuant to the requirements of the Credit Agreement dated as of June 30, 1999 between Borrower and Bank ("Credit Agreement"). Any capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Credit Agreement. This Compliance Certificate covers Borrower's fiscal ______________ ended ________________.

     1. Financial Covenants. Attached are the calculations showing whether Borrower was in compliance with sections 9.7, 9.11, and 9.12 of the Credit Agreement as of the end of the fiscal period covered by this Compliance Certificate. Each such calculation is derived from the books and records of Borrower and correctly reflects whether Borrower is in compliance with the applicable sections of the Credit Agreement.

     2. Contingent Liabilities. Attached is a list of all contingent obligations of Borrower and its Subsidiaries, including guaranties, endorsements, undertakings or agreements to reimburse or indemnify issuers of letters of credit, and agreements to maintain net worth or working capital of or provide funds to satisfy any other financial test applicable to any other Person (whether or not they should be classified as liabilities upon the obligor's balance sheet, whether originally incurred or later assumed, and whether or not incurred as a general partner or joint venturer of a partnership or joint venture), but in any event excluding contingent obligations arising on account of the endorsement of negotiable instruments for deposit or collection (or similar transactions) in the ordinary course of business.

     3. Claims Paying Ability Ratings. The most recent Claims Paying Ability Rating assigned to SIC by A.M. Best is ______________, effective as of __________, and by Standard & Poor's is _________, effective as of ____________.

     4. Defaults. A review of the activities of Borrower during the fiscal period covered by this Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all of its obligations under the Credit Agreement. To the best knowledge of the undersigned after reasonable investigation, all covenants and conditions of Borrower have been performed and observed during such fiscal period and no Default has occurred and is continuing under the Credit Agreement [with the exceptions set forth below in response to which Borrower has taken or proposes to take the following actions:___________ _____________].

     5. Adverse Events. To the best knowledge of the undersigned after reasonable investigation, no Adverse Event has occurred since the last Compliance Certificate was delivered to the Bank [with the exceptions set forth below: _________________________].

     6.  Date. This Compliance Certificate is executed on _____________________.

                                     Borrower: StanCorp Financial Group, Inc.

                                     By:_______________________________________

                                     Title:____________________________________

                                   EXHIBIT D

                       Opinion of Counsel to the Borrower


To:  U.S. Bank National Association

Ladies/Gentlemen:

     We have acted as counsel for StanCorp Financial Group, Inc. (the "Borrower"), and we are delivering to you this opinion of counsel upon which you may rely, in connection with a Credit Agreement, dated as of June 30, 1999, entered into among the Borrower and U.S. Bank National Association (the "Credit Agreement"), and the transactions and other Loan Documents described therein. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement.

     In so acting, we, as counsel for the Borrower, have made such factual inquiries, and have examined or caused to be examined such questions of law, as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such inquiries and examinations, advise you that, in our opinion:

     (1) The Borrower and each of its Subsidiaries are corporations duly organized and validly existing under the laws of the state of their respective incorporation, and each is duly qualified and in good standing as a foreign corporation in all other jurisdictions in which its respective present operations or properties require such qualification.

     (2) The Borrower has full corporate power and authority to own and operate its properties and assets, carry on its business as presently conducted, and enter into and perform its obligations under the Loan Documents to which it is a party.

     (3) The execution and delivery of the Loan Documents to which the Borrower is a party, the performance by the Borrower of its obligations thereunder, and the borrowing by the Borrower under the Credit Agreement, have been duly authorized by all necessary corporate action, and all of said Loan Documents have been duly executed and delivered on behalf of the Borrower and constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

     (4) There is no provision in the Borrower's Articles of Incorporation or By-Laws, nor any provision in any indenture, mortgage, contract or agreement to which the Borrower is a party or by which it or its properties may be bound, nor any law, statute, rule or regulation, nor any writ, order or decision of any court or governmental instrumentality binding on the Borrower which would be contravened by the execution and delivery of the Loan Documents to which the Borrower is a party, nor do any of the foregoing prohibit the Borrower's performance of any term, provision, condition, covenant or any other obligation of the Borrower contained therein.

     (5) There are no actions, suits or proceedings pending or, to the best of our knowledge after due inquiry, threatened against or affecting the Borrower before any court or arbitrator or by or before any administrative agency or government authority, which, if adversely determined, could constitute an Adverse Event.

     (6) Neither the making nor performance of the Loan Documents, nor the borrowing(s) under the Credit Agreement, requires the consent or approval of any governmental instrumentality.

     (7) The Borrower is not a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     (8) The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     (9) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and, to the best of our knowledge after due inquiry, no part of the proceeds of any loan under the Credit Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                               Very truly yours,

                                   Exhibit E

              Material Action, Suits and Proceeding (Section 7.6)


There is no material actions, suits or proceedings pending against the Borrower or its subsidiaries. However, on April 26, 1999, Standard Insurance Company received notice from the San Francisco office of the U.S. Department of Labor (the "Department") that it was conducting an investigation with respect to Standard Insurance Company's employee benefit plan clients pursuant to (S) 504(a)(1) of the Employee Retirement Plan Security Act of 1974 ("ERISA", to determine whether any person has violated or is about to violate any provision of Title I of ERISA. Standard Insurance Company and certain of its employee benefit plan clients are subject to ERISA in connection with, among other things, certain policies sold by Standard Insurance Company's group insurance division. The notice included a subpoena requesting that certain documents and records be provided to the department. Standard Insurance Company intends to fully cooperate with the Department. To date no claims or charges have been asserted as a result of the investigation, and the Department states that its investigation should not be construed as an indication that any violation of ERISA has occurred or as a reflection upon any person involved. Management believes that Standard Insurance Company's business practices comply in all material respects with ERISA and that the investigation will not have a material adverse effect on Standard Insurance Company's business, financial condition, or results of operation.

                                   Exhibit F

                 Material Contingent Liabilities (Section 7.6)


The Borrower or its subsidiaries have no material contingent liability.

                                   Exhibit G

                          Subsidiaries (Section 7.16)

                          Standard Insurance Company
                             (As of June 30, 1999)


------------------------------------------------------------------------------------------------------------------------------------
     Company Name                       Incorporation            Ownership                     Direct Parent/Equity Owner
                                          Location              Percentage
------------------------------------------------------------------------------------------------------------------------------------
 Standard Insurance Company               Oregon                  100%                    StanCorp Financial Group Inc.
------------------------------------------------------------------------------------------------------------------------------------
 Standard Management, Inc.                Oregon                  100%                    StanCorp Financial Group Inc.
------------------------------------------------------------------------------------------------------------------------------------
 Standard Mortgage Investors, LLC (1)     Oregon                   99%                    StanCorp Financial Group Inc.
------------------------------------------------------------------------------------------------------------------------------------
 Standard Real Estate Investors, LLC (1)  Oregon                   99%                    StanCorp Financial Group Inc.
------------------------------------------------------------------------------------------------------------------------------------
 400 Health Club, Inc.                    Oregon                  100%                    Standard Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 Standard Assigned Benefits, Inc.         Oregon                  100%                    Standard Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------
 StanWest Equities, Inc.                  Oregon                  100%                    Standard Management, Inc.
------------------------------------------------------------------------------------------------------------------------------------

Entities are corporations unless otherwise noted: (1) = Limited Liability Company; (2) = Limited Partnership

                                   Exhibit H

                  Partnerships/Joint Ventures (Section 7.17)


                          Standard Insurance Company
                             (As of June 30, 1999)


                Company   Name                   Incorporation   Ownership   Direct Parent/Equity Owner
                                                    Location     Percentage
--------------------------------------------------------------------------------------------------------
Alder House, LP (2)                               Oregon                 33%  Standard Insurance Company
--------------------------------------------------------------------------------------------------------
Gold/West Henry Building, LP (2)                  Oregon               19.8%  Standard Insurance Company
--------------------------------------------------------------------------------------------------------
Oregon Equity Fund, LP (2)                        Oregon               24.8%  Standard Insurance Company
--------------------------------------------------------------------------------------------------------
Oregon Equity Fund II, LP (2)                     Oregon               29.1%  Standard Insurance Company
--------------------------------------------------------------------------------------------------------
Oregon Equity Fund III, LP (2)                    Oregon               19.2%  Standard Insurance Company
--------------------------------------------------------------------------------------------------------
Canyon Park Development (2)                       Washington             75%  Standard Insurance Company
--------------------------------------------------------------------------------------------------------
Hillsboro Hotel Association (2)                   Washington           21.6%  Standard Insurance Company
--------------------------------------------------------------------------------------------------------
Portland West CYM LLC (1)                         Washington           20.3%  Standard insurance Company
--------------------------------------------------------------------------------------------------------

Entities are corporations unless otherwise noted: (1) = Limited Liability Company; (2) = Limited Partnership